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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Cash Technologies, Inc.
Los Angeles, CA 90015

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated October 23, 2001, relating to the consolidated financial statements of Cash Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                      /s/ Vasquez & Company, LLP

Los Angeles, California
October 23, 2001